SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2008

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other

On today Convergys Corporation (NYSE:CVG) announced that its board of directors and senior management team are evaluating a potential separation of the company’s Information Management business from the remaining parts of Convergys to create two strong, independent, publicly traded companies, each focused on its own set of business opportunities. The Board has retained Centerview Partners as its financial advisor to assist in this process. Convergys anticipates that the board of directors and the senior management team will review the results of this evaluation and make a decision during the fourth quarter 2008.

Convergys noted that there can be no assurance that the evaluation announced today will result in any changes to the company’s current corporate structure.

This news release has no effect on the company’s July 16 announcement of the acquisition of Intervoice, Inc. (NASDAQ: INTV). Convergys expects the Intervoice transaction to close later this week.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

99	News Release of Convergys Corporation dated September 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: September 2, 2008

EXHIBIT INDEX

Exhibit No.
99	News Release of Convergys Corporation dated September 2, 2008.